UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of Report (Date of earliest event reported) February 23, 2001


                               AURORA GOLD CORPORATION
             (exact name of registrant as specified in its charter)

           Delaware                     0-24393                 13-3945947
(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation or organization)     File Number)          Identification No.)

1505 - 1060 ALBERNI STREET,                                        Y6E 4K2
VANCOUVER B.C. CANADA                                           (postal code)
(Address of principal executive offices),


(Registrant's Telephone Number, including the Area Code)         (604) 687-4432

    -----------------------------------------------------------------------
          (Former name or former address, if changed from last report.

AURORA GOLD CORPORATION

Item 1.  Changes in Control of Registrant.

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable

Item 3.  Bankruptcy or Receivership.

         Not applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable

Item 5. Other Events.

     Aurora Gold Corporation (OTC BB: ARXG "Aurora Gold"), on behalf of its subsidiary Aurora Metals (BVI) Limited ("Aurora Metals"), is pleased to announce that the Subscription Agreement with Billiton E & D 3 B. V. and the Option Agreement with Billiton UK Resources B. V., both subsidiaries of Billiton PLC ("Billiton"), for funding of exploration for zinc on the Hammala and Kebbouch District Exploration Permits in Northern Tunisia, North Africa ("The Property"), were signed on January 29, 2001. Closing occurred on February 8, 2001.

Under the terms of the agreements:

(i) Billiton, through its subsidiary, has made a private placement in Aurora Metals of $600,000 by purchasing 857,143 newly issued Units at a price of $0.70 with each Unit comprising of a common share and a purchase warrant, exercisable for a period of one year at $0.85, which if exercised would result in further proceeds of $728,571;

(ii) Aurora Metals undertook to spend $475,000 of the private placement on exploration on Hammala Exploration Permit and the ten other Exploration Permits in the Kebbouch District owned by Aurora Metals;

(iii) after the proceeds of the initial private placement are expended, Billiton, through its subsidiary) can elect to exercise a First Option whereby it can earn a 51% interest in the Property by spending $1.0 million over the ensuing two years;

(iv) following the exercise of the First Option and satisfaction of the earn-in, Aurora Metals and Billiton UK Resources B. V. will form a Joint Venture and will pro rata fund further expenditures on exploration of the Property;

(v) prior to the expenditure under the Joint Venture Phase reaching $2.0 million, Billiton, through its subsidiary, can elect to exercise a Second

     Option to earn a further 19%, i.e. to reach a total of 70%, by providing financing for all further work including, but not limited to, Pre-feasibility and Feasibility studies, engineering, mine development and construction through to commercial production. Aurora Metal's pro rata share of these costs will be repaid from Aurora Metal's share of cash flow; and

(vi) Aurora Metals will be the Operator from the outset and will also undertake regional geological investigations in the country.

A condition necessary for completion of the agreements with Billiton was that a change of domicile was required for the company in which the private placement was to be made. As a consequence, in the News Release of June 2, 2000 Aurora Gold announced that it had transferred its Tunisian interests, and assigned the interest in the then Letter of Intent with Billiton) to its subsidiary, Aurora Metals, a company registered in the British Virgin Islands. In association with these assignments, Aurora Gold announced that a stock dividend of the common stock of Aurora Metals, on a one-for-one basis, will be payable to Aurora Gold's stockholders of record as of the close of business on June 15, 2000. Aurora Gold proposes to effect the share distribution on the later to occur of: (i) the effective date of the Company's registration statement; or (ii) the date on which the Company is notified by the SEC that there are no further comments on the registration statement. In either event, Aurora Gold will, along with the distribution of share certificates, include a copy of the Company's registration statement as part of its distribution in lieu of delivery of a Schedule 14A or 14C. The Registration Statement was filed with the SEC on June 19, 2000 and has been the subject of a number of amendments in response to the SEC comments since that date.

The Hammala Exploration Permit and the ten other Exploration Permits in the Kebbouch District are contiguous and cover a total area of 42.14 square kilometers (km(2)). The area is located approximately 170km southwest of the capital of Tunis in Northern Tunisia, and provides substantial coverage of the crescent-shaped, Jebel Kebbouch diapir extending southwest from its northeastern extremity to the northern and western boundaries of Kebbouch Sud, an exploration permit held by Breakwater Tunisia S.A. The area is considered highly prospective for the discovery of high-grade zinc mineralization of sedimentary-exhalative ("SEDEX") origin associated with the limestone/marl of the Bahloul Formation. In addition to having favorable geology, including outcropping Bahloul Formation rocks, large areas of soil, highly anomalous in zinc, have been identified by geochemical sampling.

Exploration work by Aurora Metals will commence immediately with geological mapping, and extension of soil and rock sampling to better define the extents of anomalous zinc geochemistry, thus enabling selection of initial drilling targets. It is intended to commence diamond drilling within two to three months.

The Hammala Exploration Permit of area 4 km(2), is held under option by Aurora Metals from High Marsh Holdings Limited ("High Marsh"), a private company registered in the British Virgin Islands. Under the terms of the option agreement with High Marsh ("Hammala Option Agreement"), High Marsh is obliged to arrange for the transfer of the Hammala Exploration Permit to Aurora Metals after the vesting requirements have been met, viz: expenditure of $500,000 on work commitments and a total of $75,000 in option payments. Five of the other ten Exploration Permits held by Aurora Metals, with a total area of 18.14 km(2), immediately contiguous with Hammala, are defined as "After Acquired Properties" and are subject to conditions of the Hammala Option Agreement.

After vesting and transfer of Hammala to Aurora Metals, advance payments of a Net Smelter Return ("NSR") royalty are payable with the first payment of $25,000 due on the vesting date, to be credited against royalties payable after operations commence. The NSR royalty is at the rate of two percent (2%) and is applicable in the event of development of a mining operation. The NSR royalty may be reduced to one percent (1%) through a cash payment of $1,000.000

Aurora Gold Corporation is a mineral exploration company pursuing gold, base metal and industrial mineral projects in North America, Latin America and North Africa. Its stock trades under the symbol "ARXG" on the OTC Bulletin Board.

Item 6.  Resignation of Registrant's Directors;

         Not Applicable

Item 7.  Financial Statements and Exhibits.

         Not Applicable.

Item 8.  Change in fiscal Year.

         Not Applicable

Item 9.  Sale of Equity Securities Pursuant to Regulation S.

         Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  AURORA GOLD CORPORATION


Date: February 23, 2001                           by: /s/ David Jenkins
                                                      ------------------
                                                      David Jenkins,
                                                      President